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MetLife
1095 Avenue of the Americas
19th Floor
New York, NY 10036
212 578-2211

NANCY H. BADEER
Assistant General Counsel
Law Department
Tel 212 578-6810  Fax 212 251-1566

November 14, 2014

Board of Directors
MetLife Insurance Company USA
1209 Orange Street
Wilmington, DE 19801

Re: Opinion of Counsel - MetLife Investors Variable Life Account One for Two Initial Registration Statements on Form N-6 under the Securities Act of 1933 and Amendment Nos. 14 and 15 under the Investment Company Act of 1940 (File No. 811-07971)

Gentlemen:

I am an Assistant General Counsel to the MetLife Group and provide legal counsel to MetLife Insurance Company USA ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Initial Registration Statement for the Variable Life Policies (the "Policies") to be issued by the Company and its separate account, MetLife Investors Variable Life Account One ("Separate Account").

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. The Company is duly organized and existing under the laws of the State of Delaware and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commissioner of the State of Delaware.

2. MetLife Investors Variable Life Account One is a separate investment account of the Company and is validly existing pursuant to the laws of the State of Delaware and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company

Board of Directors
MetLife Insurance Company USA                                            Page 2
November 14, 2014

Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

3. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

4. Assets of the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,


/s/ Nancy H. Badeer
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Nancy H. Badeer
Assistant General Counsel